Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:  That each of the undersigned hereby authorizes and appoints Gary L. Rainwater and/or Warner L. Baxter and/or Steven R. Sullivan and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned as a Director of Ameren Corporation (“Ameren”) to a registration statement or registration statements on an appropriate form and any amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933, which may be jointly filed with one or more of the current and future direct and indirect subsidiaries of Ameren (the “Subsidiary Registrants”) registering an unspecified aggregate amount of securities which may be in the form of senior unsecured debt securities, subordinated debt securities, trust preferred securities and related guarantees, common stock, stock purchase contracts, stock purchase units, and other preferred and common equity linked securities including warrants and options, any of which may be convertible into other securities of the Company or one or more of the Subsidiary Registrants, or by a combination thereof as authorized by Ameren’s Board of Directors on June 13, 2008, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands 13th day of June, 2008:

Stephen F. Brauer, Director	/s/ Stephen F. Brauer

Susan S. Elliott, Director	/s/ Susan S. Elliott

Walter J. Galvin, Director	/s/ Walter J. Galvin

Gayle P. W. Jackson, Director	/s/ Gayle P. W. Jackson

James C. Johnson, Director	/s/ James C. Johnson

Charles W. Mueller, Director	/s/ Charles W. Mueller

Douglas R. Oberhelman, Director	/s/ Douglas R. Oberhelman

Harvey Saligman, Director	/s/ Harvey Saligman

Patrick T. Stokes, Director	/s/ Patrick T. Stokes

Jack D. Woodard, Director	/s/ Jack D. Woodard

STATE OF MISSOURI	)
	)	SS.
CITY OF ST. LOUIS	)

On this 13th day of June, 2008, before me, the undersigned Notary Public in and for said State, personally appeared the above-signed Directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Debby Anzalone
Debby Anzalone – Notary Public
Notary Seal, State of
Missouri – St. Louis County
Commission #06435722
My Commission Expires 5/4/2010